GLENBROOK LIFE AND ANNUITY COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                (800) 755 - 5275
             INDIVIDUAL FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS

                         Supplement dated July 20, 1998
                       to the Prospectus dated May 1, 1998
                      for the Glenbrook Choice Plus Annuity

Question 15:

         Delete the first sentence of Question 15 in its entirety and replace it with the following sentence: "The IRS requires annual withdrawals to be taken from Qualified Contracts upon attainment of age 701/2."